EXHIBIT 4.1

               Hauppauge Digital Inc. Employee Stock Purchase Plan

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                             HAUPPAUGE DIGITAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE I
                                  INTRODUCTION

1.01 Purpose. The Hauppauge Digital Inc. Employee Stock Purchase Plan is intended to provide a method whereby Employees of the Company will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

1.02 Rules of Interpretation. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


                                   ARTICLE II
                                   DEFINITIONS

2.01   "Board" shall mean the board of directors of the Company.

2.02   "Company"  shall  mean  Hauppauge   Digital,   Inc.  and  its  Subsidiary
       Corporations.

2.03 "Common Stock" shall mean the $.01 par value common stock of Hauppauge Digital, Inc.

2.04 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.05 "Compensation" shall mean the gross cash compensation (including, wage, salary, commission and overtime earnings) paid by the Company to a participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation paid in a form other than cash.

2.06   "Committee" shall mean the individuals described in Article XI.

2.07 "Employee" shall mean any person employed by the Company on a full-time or part-time basis, who is regularly scheduled to work more than twenty
       (20) hours per week and whose customary  employment is for more than five
       (5) months in any calendar year.

2.08 "Plan" shall mean the Hauppauge Digital, Inc. Employee Stock Purchase Plan, as set forth herein and as hereinafter amended from time to time.

2.09   "Offerings" shall mean offerings as defined in Section 4.02.

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       (a)    "Offering  Commencement  Date"  shall  mean as  defined in Section
              4.02.

       (b)    "Offering Termination Date" shall mean as defined in Section 4.02.

2.10   "Option Price" shall mean the option price as defined in Section 6.02.

2.11 "Plan Representative" shall mean any person designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to participation in the plan.

2.11 "Subsidiary Corporation" shall mean any present or future corporation which (i) is or becomes a "subsidiary corporation" of Hauppauge Digital, Inc. as the term is defined in Section 424(b) of the Code and (ii) is designated as a participant in the Plan by the Committee.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.01 Initial Eligibility. Each Employee who shall have completed six (6) consecutive months of employment with the Company and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan which commence after such six-month period has concluded. Persons who are not Employees shall not be eligible to participate in the Plan.

3.02 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first ninety
       (90) days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and the right to exercise any option.

3.03 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase shares of Common Stock under the Plan:

       (a) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or


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       (b)    which permits such  Employee's  rights to purchase stock under all employee  stock  purchase plans of the Company to accrue at a rate
              which   exceeds   $25,000  in  fair  market  value  of  the  stock
              (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

3.04 Commencement of Participation. An eligible Employee may become a participant by completing an authorization for payroll deductions on the form provided by the Company and filing the completed form with the Plan Representative on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the next following Offering. Payroll deductions for a participant shall commence on the next following Offering Commencement Date after the Employee's authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the participant's earlier termination of participation in the Plan. Each participant in the Plan shall be deemed to continue participation until termination of the Plan or such participant's earlier termination of the participation in the Plan pursuant to Article VIII below.


                                   ARTICLE IV
                     STOCK SUBJECT TO THE PLAN AND OFFERINGS

4.01 Stock Subject to the Plan. Subject to the provisions of Section 12.04 of the Plan, the Company's's Board shall reserve initially for issuance under the Plan an aggregate of One Hundred Thousand (100,000) shares of Common Stock which shares shall be authorized but unissued shares of Common Stock.

4.02 Offerings. Except as described below with respect to the first year the Plan is in effect, the Plan will be implemented by four annual offerings of the Company's Common Stock each calendar year until December 31, 2003 to be divided as provided below. There will be two (2) Offerings in calendar 2000, the first of which will begin on August 1, 2000 and end on September 30, 2000 and the second shall commence on October 1, 2000 and end on December 31, 2000. Thereafter, in each year that the Plan is in effect, the first Offering will begin on January 1 and end on March 31, the second Offering will begin on April 1 and end on June 30, the third Offering will begin on July 1 and end on September 30, and the fourth Offering will begin on October 1 and end on December 31. The first day of each Offering shall be deemed the "Offering Commencement Date" and the last day the "Offering Termination Date" for such Offering. In each Offering, the maximum number of shares that may be issued shall be 10,000 plus unissued shares from all prior Offerings whether offered or not.

4.03 Maximum Number of Shares. If the total number of shares for which options are exercised on any Offering Termination Date exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in a nearly uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll


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       deductions  credited  to the account of each  participant  under the Plan shall be returned to such participant as promptly as possible.


                                    ARTICLE V
                               PAYROLL DEDUCTIONS

5.01 Amount of Deduction. The form described in Section 3.04 will permit a participant to elect payroll deductions of any whole percentage from one percent (1%) through ten percent (10%) of such participant's Compensation for each pay period during an Offering.

5.02 Participant's Account. All payroll deductions made for a participant shall be credited to an account established for such participant under the Plan. A participant may not make any separate cash payment into such account, except when on leave of absence and then only as provided in
       Section 5.04.

5.03 Changes in Payroll Deductions. A participant may discontinue participation in the Plan as provided in Article VIII. A participant may reduce or increase future payroll deductions (within the limits described in Section 5.01) by filing with the Plan Representative a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions will be the first day of the next pay period succeeding processing of the change form.

5.04 Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.


                                   ARTICLE VI
                               GRANTING OF OPTION

6.01 Number of Option Shares. On the Commencement Date of each Offering, each participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal to (i) that percentage of the Employee's Compensation which the Employee has elected to have withheld (but not in any case in excess of 10%) multiplied by
       (ii) the  Employee's  Compensation  during the  Offering  then divided by
       (iii) the applicable Option Price determined as provided in Section 6.02 below.

6.02 Option Price. The option price of stock purchased with payroll deductions made during any Offering for a participant therein shall be the lower of:


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       a.     85% of the closing price of the stock on the Offering Commencement
              Date for such Offering or the nearest prior business day on which trading occurred on the NASDAQ National Market System; or

       b. 85% of the closing price on the Offering Termination Date for such Offering or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

              If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, the reference shall be made to the fair market value of the stock on each such date, as determined on such basis as shall be established or specified for the purpose by the Committee.


                                   ARTICLE VII
                               EXERCISE OF OPTION

7.01 Automatic Exercise. Each Plan participant's option for the purchase of stock with payroll deductions made during an Offering shall be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the time will purchase at the applicable Option Price (but not in excess of the number of shares for which outstanding options have been granted to the participant pursuant to Section 6.01).

7.02 Withdrawal of Account. No participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions in his or her account; provided, however, that a participant's accumulated payroll deductions shall be refunded to the participant's as and to the extent specified in Section 8.01 below upon termination of such participant's participation in the Plan.

7.03 Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares, unless refunded pursuant to Section
       7.02 above, will be held for the purchase of Common Stock in the next following Offering, without interest.

7.04 Exercise of Options. During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.05 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant of such Offering, as appropriate, the shares of Common Stock purchased therein upon exercise of such participant's option.

7.06 Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of


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       Section 423 of the Code.  A  participant  will not obtain the benefits of this provision if such participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years from the Offering Commencement Date or within one (1) year from the date such Common Stock is purchased by the participant, whichever is later.


                                  ARTICLE VIII
                                   WITHDRAWAL

8.01 In General. A participant may stop participating in the Plan at any time by giving written notice to the Plan Representative. Upon processing of any such written notice, no further payroll deductions will be made from the participant's Compensation during such Offering or thereafter, unless and until such participant elects to resume participation in the Plan by providing written notice to the Plan Representative pursuant to Section
       3.04 above. Such participant's payroll deductions accumulated prior to processing of such notice shall be applied toward purchasing full shares of Common Stock in the then-current Offering as provided in Section 7.01 above. Any cash balance remaining after the purchase of shares in such Offering shall be refunded promptly to such participant.

8.02 Effect on Subsequent Participation. A participant's withdrawal from any Offering will not have any effect upon such participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible.

8.03 Termination of Employment. Upon termination of a participant's employment with the Company for any reason, including retirement or death, the participant's payroll deductions accumulated prior to such termination, if any, shall be applied toward purchasing full shares of Common Stock in the then-current Offering, and any cash balance remaining after the purchase of shares in such Offering shall be refunded to him or her, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.01, and his or her participation in the Plan shall be deemed to be terminated.

8.04 Leave of Absence. A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than ninety (90) days and who therefore is not an Employee for the purpose of the Plan shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.


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                                   ARTICLE IX
                                    INTEREST

9.01 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of or distributed to any participant Employee.


                                    ARTICLE X
                                      STOCK

10.01 Participant's Interest in Option Stock. No participant will have any interest in shares of Common Stock covered by any option held by such participant until such option has been exercised as provided in Section
       7.01 above.

10.02 Restrictions on Exercise. Shares of Common Stock purchased by a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Representative prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.03 Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any option with respect to the underlying shares that either:

       a. A registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

       b. The participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.


                                   ARTICLE XI
                                 ADMINISTRATION

11.01  Appointment  of  Committee.  The Board  shall  appoint a  committee  (the
       "Committee") to administer the Plan, which shall be composed of two or more members who are non-employee directors as defined under Rule 16b - 3 as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act as amended from time to time or the Board.

11.02 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provision of the Plan, to adopt rules and regulations for administering the Plan. The Committee's determination of the foregoing matters shall be conclusive.


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11.03  Rules Governing the  Administration of the Committee.  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman, shall hold its meetings at such times and places as it
       shall   deem   advisable,   and  may  hold   telephonic   meetings.   All
       determinations of the Committee shall be made by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


                                   ARTICLE XII
                                  MISCELLANEOUS

12.01 Designation of Beneficiary. A participant may file with the Plan Representative a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan upon the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Representative. Upon the death of a participant and receipt of by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and subject to
       Article VIII above concerning withdrawal from the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the death of a participant lacking a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependants of the participant, in each case without any further liability of the Company whatsoever under or relating to the Plan. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to the participant under the Plan.

12.02 Transferability. Neither payroll deductions credited to any participant's account nor any option or rights with regard to the exercise of any option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.01.

12.03 Use of Funds. All payroll deductions received and/or held by the Company under


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       the Plan maybe used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

12.04  Adjustment Upon Changes in Capitalization.

       a. If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the Option Price or Prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No such adjustments shall be made for or in respect to stock dividends. For purposes of this paragraph, any distribution of shares of Common Stock to shareholders in an amount aggregating 20% or more of the outstanding shares of Common Stock shall be deemed a stock split, and any distribution of shares aggregating less than 20% of the outstanding shares of Common Stock shall be deemed a stock dividend.

       b. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or capital stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date, upon the exercise of such option, for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which each such holder of any such option might hereafter be entitled to receive.

12.05 Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, alter (i) the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 12.04 above), or (ii) the class of employees eligible to receive options under the Plan, other than to designate additional Subsidiary Corporations as


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       Eligible Subsidiary Corporations;  and provided further, however, that no termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Employee under such option.

12.06 Effective Date. The Plan shall become effective as of May 9, 2000, subject to approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the shareholders of the Company duly held within 12 months after adoption of the Plan. If the Plan is not so approved, the Plan shall not become effective.

12.07 No Employment Rights. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary Corporation, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary Corporation's right to terminate, or otherwise modify, any Employee's employment at any time.

12.08 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

12.09 Governing Law. The law of the State of New York will govern all matters relating to this Plan except to the extent superseded by the State of Delaware or the federal laws of the United States.


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